                            AMENDMENT TO AGREEMENTS


     This Amendment is made as of _________________, 1995 among CHASE MANHATTAN BANK, N.A. (the "Bank"), PNC BANK, NATIONAL ASSOCIATION (the "Company") and each of the investment companies listed on Schedule A attached hereto (together the "Funds" and each a "Fund") to amend the Agreement between the Bank and each of the Funds listed on such Schedule A (each a "Custodian Agreement").


                                  WITNESSETH:

     WHEREAS, the Funds are registered as an open-end management investment companies under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Bank serves as custodian of the Funds' assets pursuant to a Custodian Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Section 9 of each Custodian Agreement is hereby replaced in its entirety with the following:

     9. Instructions. As used in this Agreement, the term "Instructions" means instructions of the Company received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by two Authorized Persons or which are transmitted with proper testing or authentication pusuant to terms and conditions which the Bank may specify.

          Any instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in a writing signed by two Authorized Persons (which confirmation may bear the facsimile signature of such Persons), but the Fund and the Company will hold the Bank harmless for any failure on the part of the Fund, the Company or their agents to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Company thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put



















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into effect and modify from time to time.  The Company shall safeguard and shall cause its agents, if applicable, to safeguard any testkeys, identification codes or other security devices which the Bank shall make available to it. The Bank may electronically record any instructions given by telephone, and any other telephone discussions, with respect to the Custody Account.

     2. Except as specifically modified herein, the terms of each Agreement remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.


                              COUNSELLORS EMERGING GROWTH
                              FUND, INC.

                              WARBURG, PINCUS CAPITAL
                              APPRECIATION FUND

                              WARBURG, PINCUS FIXED INCOME
                              FUND


                              By:
                                 Name:
                                 Title:


                              CHASE MANHATTAN BANK, N.A.


                              By:
                                 Name:
                                 Title:

                              PNC BANK, NATIONAL ASSOCIATION


                              By:
                                 Name:
                                 Title:

                                                                    SCHEDULE A


     FUND                               CUSTODIAN AGREEMENT
     ----                               DATED
                                        -------------------

     Counsellors Emerging
     Growth Fund, Inc.                  July 24, 1988

     Warburg, Pincus Capital
     Appreciation Fund                  July 25, 1988

     Warburg, Pincus Fixed Income
     Fund                               July 25, 1988